Exhibit 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $12.8 million, EPS of $0.18

BOSTON, April 20, 2016 /PRNewswire/ -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the "Company") today announced net income of $12.8 million, or $0.18 per basic and diluted share, for the first quarter of 2016, compared to $11.7 million, or $0.17 per basic and diluted share, for the first quarter of 2015.

Paul Perrault, President and Chief Executive Officer of the Company, stated: "I am pleased to report another good quarter in all areas of the Company. Most notably, we experienced solid growth in loans, deposits and revenues while holding expense levels. Our asset quality remains strong and the Company continues to be well-capitalized. We look forward to the rest of the year with confidence."

BALANCE SHEET

Total assets at March 31, 2016 increased $138.7 million to $6.2 billion from $6.0 billion at December 31, 2015, and increased $425.9 million from $5.8 billion at March 31, 2015. The increase in total assets of 9.2 percent on an annualized basis during the first quarter of 2016 was primarily driven by increases in loans and leases. At March 31, 2016, total loans and leases were $5.1 billion, representing an increase of $134.9 million from December 31, 2015, and an increase of $495.9 million from March 31, 2015. During the first quarter of 2016, total loans and leases grew 10.8 percent on an annualized basis. Strong loan growth continued in the commercial real estate and commercial loan and lease portfolios, which increased $126.3 million during the first quarter of 2016, or 12.5 percent on an annualized basis.

Investment securities at March 31, 2016 increased $12.6 million to $619.6 million, or 10.0 percent of total assets, as compared to $607.0 million, or 10.0 percent of total assets, at December 31, 2015, and increased approximately $54.0 million from $565.6 million, or 9.8 percent of total assets, at March 31, 2015.

Total deposits at March 31, 2016 increased $87.4 million to $4.4 billion from $4.3 billion at December 31, 2015 and increased $278.7 million from $4.1 billion at March 31, 2015. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased $67.2 million from December 31, 2015 and increased $222.1 million from March 31, 2015. Core deposits as a percentage of total deposits also increased slightly to 74.8 percent at March 31, 2016 from 74.7 percent at December 31, 2015 and increased from 74.4 percent at March 31, 2015. The average cost of interest bearing deposits increased slightly to 0.54 percent for the three months ended March 31, 2016 from 0.52 percent for the three months ended December 31, 2015.

Total borrowings at March 31, 2016 increased $45.3 million to $1.0 billion from $983.0 million at December 31, 2015 and increased $103.4 million from $924.9 million at March 31, 2015.

The ratio of stockholders' equity to total assets was 11.01 percent at March 31, 2016, as compared to 11.05 percent at December 31, 2015, and 11.32 percent at March 31, 2015, respectively. The ratio of tangible stockholders' equity to tangible assets was 8.83 percent at March 31, 2016, as compared to 8.81 percent at December 31, 2015, and 8.93 percent at March 31, 2015.

NET INTEREST INCOME

Net interest income decreased $0.9 million to $49.2 million during the first quarter of 2016 from the previous quarter and the net interest margin decreased 9 basis points to 3.45 percent. The prior quarter included the accelerated recognition of $1.0 million related to the prepayment of several acquired loans which contributed to the decline in net interest income for the quarter.

PROVISION FOR LOAN AND LEASE LOSSES

The Company recorded a provision for loan and lease losses of $2.3 million for the quarter ended March 31, 2016, compared to $1.7 million for the quarter ended December 31, 2015. The increase of $0.6 million quarter over quarter was primarily driven by the solid loan growth in the quarter.

Net charge-offs decreased $1.0 million to $0.4 million for the first quarter of 2016 from $1.4 million for the fourth quarter of 2015. The ratio of net charge-offs to average loans on an annualized basis decreased to 3 basis points for the first quarter of 2016 from 11 basis points for the fourth quarter of 2015.

The allowance for loan and lease losses represented 1.14 percent of total loans and leases at March 31, 2016, compared to 1.14 percent at December 31, 2015, and 1.19 percent at March 31, 2015. The allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases was 1.20 percent at March 31, 2016, compared to 1.20 percent at December 31, 2015, and 1.28 percent at March 31, 2015.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2016 increased $0.4 million to $6.5 million from $6.1 million for the previous quarter. The increase was primarily driven by an increase of $0.3 million in gain on sales of loans and leases held-for-sale and an increase of $0.1 million due to loan level derivative mark to market adjustments recorded in other income.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2016 decreased $0.3 million to $32.1 million from $32.3 million for the quarter ended December 31, 2015. The Company's efficiency ratio improved to 57.57% at March 31, 2016, compared with 59.11% at March 31, 2015.

PROVISION FOR INCOME TAXES

The effective tax rate was 35.8 percent and 36.6 percent for the three months ended March 31, 2016 and March 31, 2015, respectively. The decrease in the effective tax rate was primarily driven by investments in municipal bonds and changes in state tax laws.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets increased during the first quarter of 2016 to 0.84 percent at March 31, 2016 from 0.80 percent at March 31, 2015. The return on average tangible assets increased to 0.86 percent for the first quarter of 2016 from 0.82 percent for the first quarter of 2015.

The return on average stockholders' equity increased during the first quarter of 2016 to 7.57 percent from 7.22 percent for the first quarter of 2015. The return on average tangible stockholders' equity increased to 9.69 percent for the first quarter of 2016 from 9.41 percent for the first quarter of 2015.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.62 percent at March 31, 2016 as nonperforming loans and leases increased $12.6 million to $31.9 million at December 31, 2015, a majority of which related to the restructure of taxi medallion loans during the quarter. Nonperforming assets increased $11.8 million to $32.5 million or 0.53 percent of total assets at March 31, 2016.

DIVIDEND DECLARED

The Company's Board of Directors approved a dividend of $0.09 per share for the quarter ended March 31, 2016. The dividend will be paid on May 20, 2016 to stockholders of record on May 6, 2016.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Standard Time on Thursday, April 21, 2016 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10083828. The call will be available live and in a recorded version on the Company's website under "Investor Relations" at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $6.2 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company's Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders' equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$ 49,203	$ 50,078	$ 48,587	$ 47,172	$ 48,528
Provision for credit losses	2,378	1,520	1,755	1,913	2,263
Non-interest income	6,469	6,063	4,784	4,867	4,470
Non-interest expense	32,053	32,329	31,270	30,452	31,326
Income before provision for income taxes	21,241	22,292	20,346	19,674	19,409
Net income attributable to Brookline Bancorp, Inc.	12,812	13,327	12,888	11,865	11,703

Performance Ratios:
Net interest margin (1)	3.45%	3.54%	3.54%	3.49%	3.57%
Interest-rate spread (1)	3.26%	3.42%	3.41%	3.32%	3.37%
Return on average assets	0.84%	0.89%	0.89%	0.82%	0.80%
Return on average tangible assets (non-GAAP)	0.86%	0.92%	0.91%	0.85%	0.82%
Return on average stockholders' equity	7.57%	7.99%	7.81%	7.24%	7.22%
Return on average tangible stockholders' equity (non-GAAP)	9.69%	10.28%	10.11%	9.40%	9.41%
Efficiency ratio (2)	57.57%	57.59%	58.59%	58.52%	59.11%

Per Common Share Data:
Net income — Basic	$ 0.18	$ 0.19	$ 0.18	$ 0.17	$ 0.17
Net income — Diluted	0.18	0.19	0.18	0.17	0.17
Cash dividends declared	0.090	0.090	0.090	0.090	0.085
Book value per share (end of period)	9.69	9.51	9.45	9.33	9.30
Tangible book value per share (end of period) (non-GAAP)	7.59	7.39	7.33	7.19	7.15
Stock price (end of period)	11.01	11.50	10.14	11.29	10.05

Balance Sheet:
Total assets	$ 6,181,030	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146
Total loans and leases	5,130,445	4,995,540	4,829,152	4,729,581	4,634,594
Total deposits	4,393,456	4,306,018	4,144,577	4,129,408	4,114,795
Brookline Bancorp, Inc. stockholders' equity	680,417	667,485	663,468	653,516	651,319

Asset Quality:
Nonperforming assets	$ 32,470	$ 20,676	$ 21,025	$ 25,874	$ 24,757
Nonperforming assets as a percentage of total assets	0.53%	0.34%	0.36%	0.45%	0.43%
Allowance for loan and lease losses	$ 58,606	$ 56,739	$ 56,472	$ 56,398	$ 55,106
Allowance for loan and lease losses as a percentage of total loans and leases	1.14%	1.14%	1.17%	1.19%	1.19%
Net loan and lease charge-offs	$ 400	$ 1,389	$ 1,599	$ 501	$ 854
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.11%	0.13%	0.04%	0.07%

Capital Ratios:
Stockholders' equity to total assets	11.01%	11.05%	11.36%	11.30%	11.32%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.83%	8.81%	9.04%	8.94%	8.93%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$ 31,127	$ 28,753	$ 27,299	$ 43,363	$ 35,118
Short-term investments	42,795	46,736	19,745	48,513	162,003
Total cash and cash equivalents	73,922	75,489	47,044	91,876	197,121
Investment securities available-for-sale	536,182	513,201	526,764	530,476	565,115
Investment securities held-to-maturity	83,409	93,757	63,097	60,511	500
Total investment securities	619,591	606,958	589,861	590,987	565,615
Loans and leases held-for-sale	3,190	13,383	10,992	12,482	787
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,958,057	1,875,592	1,810,550	1,758,281	1,714,140
Multi-family mortgage	682,317	658,480	614,560	627,571	652,500
Construction	126,024	130,322	138,261	127,506	134,247
Total commercial real estate loans	2,766,398	2,664,394	2,563,371	2,513,358	2,500,887
Commercial loans and leases:
Commercial	616,290	592,531	580,711	578,548	560,344
Equipment financing	721,621	721,890	684,331	648,447	614,301
Condominium association	60,728	59,875	57,562	55,185	52,707
Total commercial loans and leases	1,398,639	1,374,296	1,322,604	1,282,180	1,227,352
Indirect automobile loans	11,220	13,678	16,294	19,377	23,335
Consumer loans:
Residential mortgage	617,501	616,449	606,063	603,073	578,994
Home equity	318,859	314,553	308,371	299,396	292,198
Other consumer	17,828	12,170	12,449	12,197	11,828
Total consumer loans	954,188	943,172	926,883	914,666	883,020
Total loans and leases	5,130,445	4,995,540	4,829,152	4,729,581	4,634,594
Allowance for loan and lease losses	(58,606)	(56,739)	(56,472)	(56,398)	(55,106)
Net loans and leases	5,071,839	4,938,801	4,772,680	4,673,183	4,579,488
Restricted equity securities	65,438	66,117	75,553	75,553	74,804
Premises and equipment, net of accumulated depreciation	77,128	78,156	77,472	77,892	79,252
Deferred tax asset	24,181	26,817	25,730	28,466	25,834
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	9,998	10,633	11,357	12,082	12,806
Other real estate owned and repossessed assets	565	1,343	1,301	2,412	2,023
Other assets	97,288	86,751	89,649	80,111	79,526
Total assets	$ 6,181,030	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$ 793,195	$ 799,117	$ 785,210	$ 783,331	$ 729,932
Interest-bearing deposits:
NOW accounts	286,920	283,972	254,767	247,172	237,200
Savings accounts	555,843	540,788	500,104	532,184	571,030
Money market accounts	1,649,348	1,594,269	1,540,104	1,523,798	1,525,053
Certificate of deposit accounts	1,108,150	1,087,872	1,064,392	1,042,923	1,051,580
Total interest-bearing deposits	3,600,261	3,506,901	3,359,367	3,346,077	3,384,863
Total deposits	4,393,456	4,306,018	4,144,577	4,129,408	4,114,795
Borrowed funds:
Advances from the FHLBB	905,953	861,866	848,913	823,452	806,491
Subordinated debentures and notes	82,978	82,936	82,873	82,850	82,806
Other borrowed funds	39,378	38,227	28,434	31,346	35,628
Total borrowed funds	1,028,309	983,029	960,220	937,648	924,925
Mortgagors' escrow accounts	7,905	7,516	7,996	7,494	8,414
Accrued expenses and other liabilities	64,566	72,289	57,996	49,792	51,046
Total liabilities	5,494,236	5,368,852	5,170,789	5,124,342	5,099,180
Stockholders' equity:
Brookline Bancorp, Inc. stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	617,477	616,899	616,252	618,044	617,845
Retained earnings, partially restricted	116,151	109,675	102,684	96,128	90,589
Accumulated other comprehensive (loss) income	3,352	(2,476)	1,191	(1,775)	1,747
Treasury stock, at cost;
4,861,554 shares, 4,861,554 shares, 4,861,085 shares, 5,048,525 shares, and 5,042,238 shares, respectively	(56,208)	(56,208)	(56,202)	(58,372)	(58,301)
Unallocated common stock held by the Employee Stock Ownership Plan;
203,973 shares, 213,066 shares, 222,645 shares, 232,224 shares, and 241,803 shares, respectively	(1,112)	(1,162)	(1,214)	(1,266)	(1,318)
Total Brookline Bancorp, Inc. stockholders' equity	680,417	667,485	663,468	653,516	651,319
Noncontrolling interest in subsidiary	6,377	6,001	5,272	5,076	4,647
Total stockholders' equity	686,794	673,486	668,740	658,592	655,966
Total liabilities and stockholders' equity	$ 6,181,030	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$ 54,247	$ 54,814	$ 52,725	$ 51,684	$ 53,381
Debt securities	2,932	2,936	2,866	2,931	2,683
Marketable and restricted equity securities	680	668	1,079	491	524
Short-term investments	39	30	17	60	21
Total interest and dividend income	57,898	58,448	56,687	55,166	56,609
Interest expense:
Deposits	4,745	4,554	4,326	4,296	4,304
Borrowed funds	3,950	3,816	3,774	3,698	3,777
Total interest expense	8,695	8,370	8,100	7,994	8,081
Net interest income	49,203	50,078	48,587	47,172	48,528
Provision for credit losses	2,378	1,520	1,755	1,913	2,263
Net interest income after provision for credit losses	46,825	48,558	46,832	45,259	46,265
Non-interest income:
Deposit fees	2,145	2,208	2,261	2,195	2,066
Loan fees	330	364	205	271	342
Loan level derivative income, net	1,629	1,556	900	941	—
Gain on sales of loans and leases held-for-sale	905	614	446	279	869
Other	1,460	1,321	972	1,181	1,193
Total non-interest income	6,469	6,063	4,784	4,867	4,470
Non-interest expense:
Compensation and employee benefits	18,727	18,788	17,875	17,085	17,524
Occupancy	3,526	3,482	3,535	3,437	3,472
Equipment and data processing	3,714	3,537	3,600	3,680	4,020
Professional services	966	951	984	1,163	1,094
FDIC insurance	878	883	929	831	867
Advertising and marketing	861	903	878	823	748
Amortization of identified intangible assets	635	724	725	724	738
Other	2,746	3,061	2,744	2,709	2,863
Total non-interest expense	32,053	32,329	31,270	30,452	31,326
Income before provision for income taxes	21,241	22,292	20,346	19,674	19,409
Provision for income taxes	7,599	8,237	6,897	7,115	7,104
Net income before noncontrolling interest in subsidiary	13,642	14,055	13,449	12,559	12,305
Less net income attributable to noncontrolling interest in subsidiary	830	728	561	694	602
Net income attributable to Brookline Bancorp, Inc.	$ 12,812	$ 13,327	$ 12,888	$ 11,865	$ 11,703
Earnings per common share:
Basic	$ 0.18	$ 0.19	$ 0.18	$ 0.17	$ 0.17
Diluted	$ 0.18	$ 0.19	$ 0.18	$ 0.17	$ 0.17
Weighted average common shares outstanding during the period:
Basic	70,185,356	70,177,382	70,129,056	70,049,829	70,036,090
Diluted	70,341,843	70,318,657	70,240,020	70,215,850	70,164,105
Dividends declared per common share	$ 0.090	$ 0.090	$ 0.090	$ 0.090	$ 0.085

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$ 5,440	$ 5,482	$ 3,155	$ 3,174	$ 3,250
Multi-family mortgage	1,446	291	309	309	—
Total commercial real estate loans	6,886	5,773	3,464	3,483	3,250

Commercial	15,050	6,264	8,326	12,316	12,039
Equipment financing	5,391	2,610	2,896	2,639	2,321
Total commercial loans and leases	20,441	8,874	11,222	14,955	14,360

Indirect automobile loans	308	675	629	417	468

Residential mortgage	2,132	2,225	2,539	2,421	2,632
Home equity	2,104	1,757	1,818	2,144	1,979
Other consumer	34	29	52	42	45
Total consumer loans	4,270	4,011	4,409	4,607	4,656

Total nonaccrual loans and leases	31,905	19,333	19,724	23,462	22,734

Other real estate owned	408	729	1,149	1,676	1,043
Other repossessed assets	157	614	152	736	980
Total nonperforming assets	$ 32,470	$ 20,676	$ 21,025	$ 25,874	$ 24,757

Loans and leases past due greater than 90 days and still accruing	$ 3,512	$ 8,690	$ 8,792	$ 10,220	$ 8,061

Troubled debt restructurings on accrual	16,697	17,953	17,746	14,205	14,184
Troubled debt restructurings on nonaccrual	14,614	4,965	5,960	5,981	6,126
Total troubled debt restructurings	$ 31,311	$ 22,918	$ 23,706	$ 20,186	$ 20,310

Nonperforming loans and leases as a percentage of total loans and leases	0.62%	0.39%	0.41%	0.50%	0.49%
Nonperforming assets as a percentage of total assets	0.53%	0.34%	0.36%	0.45%	0.43%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$ 56,739	$ 56,472	$ 56,398	$ 55,106	$ 53,659
Charge-offs	(875)	(1,929)	(1,931)	(1,029)	(1,665)
Recoveries	475	540	332	528	811
Net charge-offs	(400)	(1,389)	(1,599)	(501)	(854)
Provision for loan and lease losses	2,267	1,656	1,673	1,793	2,301
Allowance for loan and lease losses at end of period	$ 58,606	$ 56,739	$ 56,472	$ 56,398	$ 55,106

Allowance for loan and lease losses as a percentage of total loans and leases	1.14%	1.14%	1.17%	1.19%	1.19%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.20%	1.20%	1.25%	1.27%	1.28%

NET CHARGE-OFFS:
Commercial real estate loans	$ 331	$ —	$ —	$ 162	$ 388
Commercial loans and leases	64	1,302	1,276	151	238
Indirect automobile loans	13	3	117	(13)	239
Consumer loans	(8)	84	206	201	(11)
Total net charge-offs	$ 400	$ 1,389	$ 1,599	$ 501	$ 854

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.11%	0.13%	0.04%	0.07%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$ 604,034	$ 3,011	1.99%	$ 601,590	$ 2,992	1.99%	$ 555,558	$ 2,683	1.93%
Marketable and restricted equity securities (2)	66,887	679	4.07%	66,659	667	4.01%	74,836	566	3.03%
Short-term investments	41,861	39	0.38%	54,514	30	0.22%	49,841	21	0.17%
Total investments	712,782	3,729	2.09%	722,763	3,689	2.04%	680,235	3,270	1.92%
Loans and Leases:
Commercial real estate loans (3)	2,698,098	27,266	4.04%	2,603,238	27,072	4.16%	2,475,950	26,245	4.24%
Commercial loans (3)	670,671	6,651	3.93%	656,760	7,119	4.25%	610,695	6,506	4.26%
Equipment financing (3)	726,928	11,750	6.47%	698,049	11,831	6.78%	611,309	10,544	6.90%
Indirect automobile loans (3)	12,493	153	4.93%	14,991	144	3.81%	282,494	2,142	3.08%
Residential mortgage loans (3)	625,351	5,559	3.56%	619,959	5,450	3.52%	576,858	5,307	3.68%
Other consumer loans (3)	330,078	3,117	3.78%	323,659	3,419	4.19%	299,119	2,828	3.83%
Total loans and leases	5,063,619	54,496	4.30%	4,916,656	55,035	4.48%	4,856,425	53,572	4.41%
Total interest-earning assets	5,776,401	58,225	4.03%	5,639,419	58,724	4.17%	5,536,660	56,842	4.11%
Allowance for loan and lease losses	(57,125)			(57,182)			(54,319)
Non-interest-earning assets	373,582			374,954			369,773
Total assets	$ 6,092,858			$ 5,957,191			$ 5,852,114

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$ 279,414	51	0.07%	$ 263,893	47	0.07%	$ 237,718	44	0.07%
Savings accounts	564,681	344	0.25%	517,333	301	0.23%	541,595	273	0.20%
Money market accounts	1,629,054	1,775	0.44%	1,608,959	1,762	0.43%	1,536,751	1,816	0.48%
Certificates of deposit	1,077,639	2,575	0.96%	1,054,872	2,444	0.92%	1,033,511	2,171	0.85%
Total interest-bearing deposits	3,550,788	4,745	0.54%	3,445,057	4,554	0.52%	3,349,575	4,304	0.52%
Borrowings
Advances from the FHLBB	863,960	2,669	1.22%	836,939	2,536	1.19%	941,314	2,504	1.06%
Subordinated debentures and notes	82,955	1,256	6.06%	82,906	1,252	6.04%	82,784	1,248	6.03%
Other borrowed funds	39,624	25	0.26%	33,459	28	0.33%	37,806	25	0.26%
Total borrowings	986,539	3,950	1.58%	953,304	3,816	1.57%	1,061,904	3,777	1.42%
Total interest-bearing liabilities	4,537,327	8,695	0.77%	4,398,361	8,370	0.75%	4,411,479	8,081	0.74%
Non-interest-bearing liabilities:
Demand checking accounts	798,869			806,348			728,099
Other non-interest-bearing liabilities	73,700			79,492			59,226
Total liabilities	5,409,896			5,284,201			5,198,804
Brookline Bancorp, Inc. stockholders' equity	677,101			667,471			648,683
Noncontrolling interest in subsidiary	5,861			5,519			4,627
Total liabilities and equity	$ 6,092,858			$ 5,957,191			$ 5,852,114
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		49,530	3.26%		50,354	3.42%		48,761	3.37%
Less adjustment of tax-exempt income		327			276			233
Net interest income		$ 49,203			$ 50,078			$ 48,528
Net interest margin (5)			3.45%			3.54%			3.57%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in Thousands)

Net income, as reported	$ 12,812	$ 13,327	$ 12,888	$ 11,865	$ 11,703

Average total assets	$ 6,092,858	$ 5,957,191	$ 5,790,469	$ 5,762,620	$ 5,852,114
Less: Average goodwill and average identified intangible assets, net	148,248	148,930	149,669	150,385	151,125
Average tangible assets	$ 5,944,610	$ 5,808,261	$ 5,640,800	$ 5,612,235	$ 5,700,989

Return on average tangible assets (annualized)	0.86%	0.92%	0.91%	0.85%	0.82%

Average total stockholders' equity	$ 677,101	$ 667,471	$ 659,761	$ 655,223	$ 648,683
Less: Average goodwill and average identified intangible assets, net	148,248	148,930	149,669	150,385	151,125
Average tangible stockholders' equity	$ 528,853	$ 518,541	$ 510,092	$ 504,838	$ 497,558

Return on average tangible stockholders' equity (annualized)	9.69%	10.28%	10.11%	9.40%	9.41%

Brookline Bancorp, Inc. stockholders' equity	$ 680,417	$ 667,485	$ 663,468	$ 653,516	$ 651,319
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	9,998	10,633	11,357	12,082	12,806
Tangible stockholders' equity	$ 532,529	$ 518,962	$ 514,221	$ 503,544	$ 500,623

Total assets	$ 6,181,030	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	9,998	10,633	11,357	12,082	12,806
Tangible assets	$ 6,033,142	$ 5,893,815	$ 5,690,282	$ 5,632,962	$ 5,604,450

Tangible stockholders' equity to tangible assets	8.83%	8.81%	9.04%	8.94%	8.93%

Tangible stockholders' equity	$ 532,529	$ 518,962	$ 514,221	$ 503,544	$ 500,623

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	4,861,554	4,861,554	4,861,085	5,048,525	5,042,238
Unallocated ESOP shares	203,973	213,066	222,645	232,224	241,803
Unvested restricted shares	486,035	486,035	486,999	406,566	418,035
Number of common shares outstanding	70,192,883	70,183,790	70,173,716	70,057,130	70,042,369

Tangible book value per common share	$ 7.59	$ 7.39	$ 7.33	$ 7.19	$ 7.15

Allowance for loan and lease losses	$ 58,606	$ 56,739	$ 56,472	$ 56,398	$ 55,106
Less:
Allowance for acquired loans and leases losses	1,938	1,752	2,048	2,655	2,911
Allowance for originated loan and lease losses	$ 56,668	$ 54,987	$ 54,424	$ 53,743	$ 52,195

Total loans and leases	$ 5,130,445	$ 4,995,540	$ 4,829,152	$ 4,729,581	$ 4,634,594
Less:
Total acquired loans and leases	395,782	422,652	457,922	509,028	561,103
Total originated loans and leases	$ 4,734,663	$ 4,572,888	$ 4,371,230	$ 4,220,553	$ 4,073,491

Allowance for loan and lease losses related to originated loans and leases as a percentageof originated loans and leases	1.20%	1.20%	1.25%	1.27%	1.28%

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